EXHIBIT 2

                   REORGANIZATION AND STOCK PURCHASE AGREEMENT

      This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of December 24, 2004 (this "Agreement") is by and between Precise Positioning Products, Inc., a Delaware corporation ("PPPD"), Guy Cohen ("Cohen") and other PPPD Shareholders set forth on the signature page hereto (collectively "PPPD Shareholders"), and Free DA Connection Services, Inc., a British Columbia corporation ("FDA").

RECITALS

     A. WHEREAS, PPPD desires to acquire directly or indirectly 100% of the equity of FDA;

     B: WHEREAS, the shareholders of FDA desire to acquire equity in PPPD in connection with the proposed acquisition;

     C: WHEREAS, the parties hereto intend that the transaction contemplated here by shall be completed as a tax-free exchange of stock.

     NOW, THEREFORE, The respective Boards of Directors of PPPD and FDA deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that PPPD acquire 100% of the securities of FDA, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

1. PRE-CLOSING ACTIONS OF PPPD AND THE PPPD SHAREHOLDERS. Immediately upon execution of this Agreement and prior to any Closing as set forth herein, PPPD shall undertake the following actions:

     (a) The Board of Directors of PPPD shall unanimously approve and deliver to Cutler Law Group ("Escrow") in escrow resolutions with respect to (a) approving the Transactions set forth herein; (c) increasing or directing the size of the Board of Directors to be ( ) members; (c) electing ( ) persons to the board of directors of PPPD,
          (d) approving a 1 for 380 reverse stock split and (e) approving a name change of the corporation to "Free DA Connection Services, Inc."

     (b) The PPPD Shareholders shall deliver to Escrow a total of 64,000,000 pre reverse split shares of PPPD for delivery to shareholders or other designees of FDA as advised to Escrow prior to closing (the "Escrowed PPPD Founder Shares").

     (c) PPPD shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

     (d) During a period from December 24, 2004 through December 31, 2004 (the "Due Diligence Period"), PPPD shall make available to FDA and FDA's employees, attorneys, accountants, financial advisors, agents and representatives during normal business hours all information concerning the operation, business and prospects of PPPD as may be reasonably requested by FDA. PPPD will cooperate with FPA for the purpose of permitting FDA to discuss PPPD's business and prospects with customers, creditors, suppliers and other persons having business dealings with such party, including without limitation providing access to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and

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          other documents of PPPD, provided that such access will not materially interfere  with  the  normal  business  operations  of  PPPD.

2. PRE-CLOSING ACTION OF FDA. Immediately upon execution of this Agreement and prior to the Closing as set forth herein, FDA shall undertake the following actions:

     (a) Upon execution of this Agreement, FDA shall deliver or cause to be delivered to designees of the PPPD Shareholders a total of Ten Thousand Dollars ($10,000), as a nonrefundable deposit towards the cash purchase price of PPPD (the "Deposit").

     (b) The Board of Directors of FDA shall execute and deliver resolutions unanimously approving the Transactions set forth herein.

     (c) The shareholders of FDA shall execute and deliver resolutions approving the Transactions contemplated hereby if required.

     (d)  The shareholders  of  FDA  shall  deliver  to  Cutler  Law  Group  in
          escrow  certificates representing (    ) shares of common stock of FDA
          (the "Escrowed FDA Shares"), representing 100% of the issued and outstanding equity of FDA, for delivery to PPPD at Closing.

     (e) FDA shall deliver or cause to be delivered to Cutler Law Group a total of One Hundred Fifty-Five Thousand Dollars ($155,000) for delivery to designees of the PPPD shareholders at Closing (the "Cash Payment").

     (f) During the Due Diligence Period, FDA shall make available to PPPD and PPPD's employees, attorneys, accountants, financial advisors, agents and representatives during normal business hours all information concerning the operation, business and prospects of FDA as may be reasonably requested by PPPD. FDA will cooperate with PPPD for the purpose of permitting PPPD to discuss FDA's business and prospects with customers, creditors, suppliers and other persons having business dealings with such party, including without limitation providing access to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and other documents of FDA, provided that such access will not materially interfere with the normal business operations of FDA.


3.   CONDITIONS  TO  CLOSING

     The parties' obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

     (a)  the representations  and  warranties  of  PPPD  as  set  forth  in
          Section 6 herein shall remain accurate as of the Closing Date and no material adverse change in the business of PPPD shall have occurred;

     (b) the representations and warranties of FDA as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business of FDA shall have occurred;

     (c) all the documents necessary to be filed with local, state and federal authorities are prepared

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     (d)  PPPD shall  have  provided  the  board  resolutions  and  any  other approval required to complete the reverse stock split, the board election and the name change.

     (e) the consent by the PPPD stockholders on the transactions contemplated herein has been completed;

     (f) PPPD shall retain its good standing as a publicly traded company under the Securities Exchange Act, trading on the pink sheets under the symbol "PPPD".

4.   AT THE  CLOSING.

     (a) At the Closing, Cutler Law Group shall release from escrow the PPPD Board Resolutions effectuating the election of ( ) new members of the Board of Directors. The members of the Board of Directors prior to Closing shall submit resignations at Closing.

     (b) At the Closing, Cutler Law Group shall release the Escrowed PPPD Founder Shares to the shareholders or designees of FDA.

     (c) At the Closing, Cutler Law Group shall release the Escrowed FDA Shares to PPPD.

     (d) At the Closing, Cutler Law Group shall forward the Cash Payment to designees of PPPD.

     (e) At the Closing, the existing officers of PPPD shall resign and be replaced by those officers appointed by the new Board of Directors.

5. TIMING OF CLOSING. The Closing shall occur upon the satisfaction of the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur on January 7, 2005, unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred. In the event the Closing does not occur on or before January 31, 2005, (i) the Escrow Agent shall return the Escrowed PPPD Founder Shares to PPPD; (ii) the Escrow Agent shall return the Cash Payment to the party providing such payment, and (iii) the Escrow Agent shall return the Escrowed FDA Shares to the shareholders of FDA.

6.   REPRESENTATIONS  OF  PPPD.  PPPD  REPRESENTS  AND  WARRANTS  AS  FOLLOWS:

     (a) Ownership of Shares. As of the Closing Date, the shareholders or members of FDA will become sole owner of the Escrowed PPPD Shares. The Escrowed PPPD Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

     (b) Fully paid and Nonassessable. The Escrowed PPPD Shares constitute duly and validly issued shares of PPPD, and are fully paid and nonassessable, and PPPD further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

     (c) Organization of PPPD; Authorization. PPPD is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of PPPD and this Agreement constitutes a

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          valid  and  binding  obligation  of  PPPD;  enforceable  against it in accordance  with  its  terms.  PPPD  has  no  subsidiaries.

     (d) Capitalization. The authorized capital stock of PPPD consists of 100,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the date of this Agreement, PPPD has 75,925,820 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of PPPD are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of PPPD obligating PPPD to issue any additional shares of common or preferred stock or any of its securities of any kind. PPPD will not issue any shares of capital stock from the date of this Agreement through the Closing Date. The Common Stock of PPPD is presently trading on the pink sheets under the symbol "DMLY".

     (e) Ownership of PPPD Shares. The delivery of certificates provided herein for the Escrowed PPPD Shares will result in the shareholders of FDA immediate acquisition of record and beneficial ownership of the Escrowed PPPD Shares, free and clear of all encumbrances.

     (f) No Conflict as to PPPD and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the exchange of the PPPD Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of PPPD or
          (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of PPPD under, any material agreement or commitment to which PPPD is a party or by which its property or assets is bound, or to which any of the property or assets of PPPD is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to PPPD except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of PPPD.

     (g) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by PPPD in connection with the execution, delivery and performance of this Agreement by PPPD or the consummation of the sale of the Escrowed PPPD Shares.

     (h) Other Consents. No consent of any Person is required to be obtained by PPPD to the execution, delivery and performance of this Agreement or the consummation of the sale of the PPPD Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of PPPD.

     (i) Title to Properties. PPPD owns all the material properties and assets that it purports to own (real, personal and mixed, tangible and intangible). All properties and assets are free and clear of all material encumbrances and are not, in the case of real property,

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          subject  to  any  material  rights  of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever. The properties and assets of PPPD include all rights, properties and other assets necessary to permit PPPD to conduct PPPD's business in all material respects in the same manner as it is conducted on the date of this Agreement.

     (j) Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by PPPD are, in all respects material to the business or financial condition of PPPD, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. PPPD has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of PPPD, or which would require a payment by PPPD in excess of $2,000 in the aggregate, and which has not been cured.

     (k) No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by PPPD is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which Action is likely to have a material adverse effect on the business or financial condition of PPPD.

     (l) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving PPPD which is likely to have a material adverse effect on the business or financial condition of PPPD, or which would require a payment by PPPD in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. PPPD is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of PPPD, or which would require a payment by PPPD in excess of $2,000 in the aggregate.

     (m)  Absence  of  Certain  Changes.  PPPD  has  not:

          1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of PPPD, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          3. other than the PPPD Escrowed Shares, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

          4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

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          5.   borrowed  any  funds  or  incurred,  or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

          6. other than as contemplated herein, paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          7. other than as contemplated herein, prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          8. other than as contemplated herein, cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

          9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          10. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          11. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          12. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

          13. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

          14. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

          15. entered into any collective bargaining or union contract or agreement; or

          16. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of PPPD.

     (n)  Contracts  and  Commitments.  PPPD  is  not  a  party  to  any:

          1. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of PPPD of more than $2,000 and not cancellable by PPPD or the relevant Subsidiary (without liability to PPPD or such Subsidiary) within 60 days. PPPD has delivered to FDA

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               copies  of  any  and  all  agreements, arrangements, contracts or other  matters  relating  to  PPPD.

          2. Lease of personal property involving annual rental payments in excess of $2,000 and not cancellable by PPPD (without liability to PPPD) within 90 days;

          3. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of PPPD;

          4. Commitment, contract or agreement that is currently expected by the management of PPPD to result in any material loss upon completion or performance thereof;

          5. Contract, agreement or commitment, that is material to the business of PPPD, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

          6. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

          All such contracts and agreements are in full force and effect. PPPD is not in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which PPPD is a party or is or may be bound that relates to the business of PPPD or to which any of the assets or properties of PPPD is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of PPPD.

     (o) Labor Relations. PPPD is not a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of PPPD, (a) PPPD is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against PPPD pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against PPPD, (d) no representation question exists respecting the employees of PPPD, (e) PPPD has not experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of PPPD is currently being negotiated.

     (p) Compliance with Law. The operations of PPPD have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of PPPD, or which would not require a payment by PPPD in excess of $2,000 in the aggregate, or which have been cured. PPPD has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. PPPD has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

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     (q)  Tax  Matters.

          1. PPPD (1) has filed or shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only PPPD and not FDA or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and
               (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          2. PPPD represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of PPPD for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of PPPD shall have been properly included and reflected thereon. PPPD shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and Transactions, of PPPD, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, PPPD's consolidated federal income tax return for such taxable years. Prior to Closing, PPPD will timely file a consolidated federal income tax return for the taxable year ended December 31, 2004 and such return shall include and reflect the income, activities, operations and Transactions of PPPD for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of PPPD for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to PPPD and do not generally relate to matters affecting other members of PPPD's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. PPPD has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

          3. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to PPPD, or its assets or operations and no power of attorney granted by PPPD with respect to any Tax matter is currently in force.

          4. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to PPPD or its assets or operations.

          5. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          6. There shall be delivered or made available to FDA at or prior to Closing true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by FDA as may be relevant to PPPD or its assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

     (r)  Environmental  Matters.

          1. At all times prior to the date hereof, PPPD has complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the properties of PPPD, the violation of which would have a material adverse effect on the business or financial condition of PPPD, or which would require a payment by PPPD in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          2. The environmental licenses, permits and authorizations that are material to the operations of PPPD are in full force and effect.

          3. PPPD has not released or caused to be released on or about the properties currently owned or leased by PPPD (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of PPPD.

     (s) Absence of Certain Commercial Practices. PPPD has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of PPPD, which PPPD knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and PPPD has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

     (t) Transactions with Directors and Officers. PPPD does not engage in business with any Person in which any of PPPD's directors or officers has a material equity interest. No director or officer of PPPD owns any property, asset or right, which is material to the business of PPPD.

     (u) Borrowing and Guarantees. PPPD (a) does not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

7. REPRESENTATIONS OF FDA. FDA for their respective rights and interests represent and warrant as follows: (a) Organization; Authorization. FDA is a corporation duly organized, validly existing and in good standing under the laws of the British Columbia with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of FDA and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms. FDA has no subsidiaries.

     (b) Capitalization. The authorized capital stock of FDA consists of ( ) shares of common stock, par value $( ) per share, and
          (       )  shares of preferred stock, par value $(  ) per share. As of
          the  date of this Agreement, FDA has (        ) shares of common stock
          issued and outstanding and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of FDA are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of FDA obligating any of FDA to issue any additional shares of common or preferred stock or any of its securities of any kind. FDA will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

     (c) No Conflict as to FDA and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the articles of incorporation or organization of FDA or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of FDA or any of its Subsidiaries under, any material agreement or commitment to which any of FDA, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of FDA or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to FDA or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of FDA and its subsidiaries, taken as a whole.

     (d) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by FDA or any of either of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by FDA or the consummation of the transactions contemplated herein.

     (e) Other Consents. No consent of any Person is required to be obtained by FDA to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of FDA.

     (f) Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by FDA or its Subsidiaries are, in all respects material to the business or financial condition of FDA and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. FDA has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of FDA and its Subsidiaries, taken as a whole or which would require a payment by FDA or any of its subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

     (g) No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by FDA or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of FDA and its Subsidiaries, taken as a whole.

     (h) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving FDA or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of FDA and any of its Subsidiaries, taken as whole, or which would require a payment by FDA or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither FDA nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of FDA or any of its Subsidiaries, taken as a whole, or which would require a payment by FDA or its Subsidiaries in excess of $2,000 in the aggregate.

     (i) Absence of Certain Changes. Neither FDA nor any of its Subsidiaries has:

          1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of FDA and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          3. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          4. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          5. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

          6. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          7. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          8. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          9. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

          10. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

          11. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

          12. entered into any collective bargaining or union contract or agreement; or

          13. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of FDA and their subsidiaries taken as a whole.

     (j) Labor Relations. Neither FDA nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of FDA and its Subsidiaries, taken as a whole,
          (a) FDA and its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against FDA or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against FDA or any of its Subsidiaries, (d) no representation question exists respecting the employees of FDA or any of its Subsidiaries, (e) neither FDA nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of FDA or any of its Subsidiaries is currently being negotiated.

     (k) Compliance with Law. The operations of FDA and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of FDA and its Subsidiaries, taken as a whole, or which would not require a payment by FDA or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither FDA nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. FDA and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     (l)  Tax  Matters.

          1. Each of FDA and its Subsidiaires (1) has filed or shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only
               FDA and not PPPD or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          2. Each of FDA and its Subsidiaries represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of FDA and its Subsidiaries for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of FDA and its Subsidiaries shall have been properly included and reflected thereon. FDA and its Subsidiaries shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of FDA and its Subsidiaries, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, FDA' and Subsidiaries' consolidated federal income tax return for such taxable years. Prior to Closing, FDA and its Subsidiaries will timely file a consolidated federal income tax return for the taxable year ended December 31, 2004 and such return shall include and reflect the income, activities, operations and transactions of FDA and its Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of FDA and its Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to FDA and its Subsidiaries, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Each of FDA and its Subsidiaries has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

          3. Neither FDA nor its Subsidiaries have agreed, or are required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or
               (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

          4. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to FDA or its Subsidiaries, or their assets or operations and no power of attorney granted by FDA or its Subsidiaries with respect to any Tax matter is currently in force.

          5. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to FDA, its Subsidiaries or their assets or operations.

          6. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          7. There shall be delivered or made available to PPPD at or prior to Closing true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by PPPD as may be relevant to FDA, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

     (m)  Environmental  Matters.

          1. At all times prior to the date hereof, FDA and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of FDA and its Subsidiaries, taken as a whole, or which would require a payment by FDA or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          2. The environmental licenses, permits and authorizations that are material to the operations of FDA and its Subsidiaries, taken as a whole, are in full force and effect.

11.  NOTICES.

     Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

     If to PPPD:              Precise  Positioning  Products,  Inc.
                              410  Park  Avenue,  Suite  1530
                              New  York,  NY  10022
                              Facsimile  No.:  (   )      -
                              Attention:  Guy  Cohen

     If  to  FDA:             Free  DA  Connection  Services,  Inc.
                              3489  Canterbury  Place

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                              South  Surrey,  BC  V4P  2N5
                              Canada
                              Facsimile  No.:  (   )      -
                              Attn:  Robin  D.  Hutchison

13.  SUCCESSORS.

     This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

14.  CHOICE  OF  LAW.

     This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and the parties submit to the exclusive jurisdiction of the courts of Delaware in respect of all disputes arising hereunder.

15.  COUNTERPARTS.

     This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

16.  CONFIDENTIAL  INFORMATION.

     Each of PPPD and FDA hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively "Confidential Information"). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

17.  PUBLIC  ANNOUNCEMENT.

     The parties shall make no public announcement concerning this agreement, their discussions or any other letters, memos or agreements between the parties relating to this agreement until such time as they agree to the contents of a mutually satisfactory press release which they intend to release on the date of execution of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.


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
18.  ENTIRE  AGREEMENT.

     This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

19.  COSTS AND  EXPENSES.

     Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

20.  ATTORNEY'S  FEES.

     Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

21.  FINDERS.

     PPPD and the PPPD Shareholders jointly and severally represent and warrant that there are no finders or other parties which have represented PPPD in connection with this transaction. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of the PPPD shareholders.



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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For  and  on  behalf  of:          Precise  Positioning  Products,  Inc.
                                   a  Delaware  corporation




                                   By:
                                      --------------------------
                                   President  and  Chief  Executive  Officer


For  and  on  behalf  of:          Free  DA  Connection  Service,  Inc.
                                   a  British  Columbia  corporation




                                   By:
                                      --------------------------
                                   President  and  Chief  Executive  Officer

PPPD  Shareholders:


                                   -------------------------------------------
                                   Guy  Cohen          40,000,000  shares



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